Exhibit 99.2

FORM OF LETTER

FEDERAL-MOGUL HOLDINGS CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Shareholders

of Federal-Mogul Holdings Corporation

March 6, 2015

To Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, brokers commercial banks, trust companies and other nominees in connection with the rights offering by Federal-Mogul Holdings Corporation (“Federal-Mogul”) of shares of Federal-Mogul common stock, par value $0.01 per share (the “Common Stock”), pursuant to transferable subscription rights (the “Rights”) distributed to all holders of record of shares of Common Stock at 5:00 p.m., Eastern Time, on March 6, 2015 (the “Record Date”). The Rights and Common Stock are described in the accompanying offering prospectus supplement covering the Rights and the shares of Common Stock issuable upon their exercise dated March 6, 2015 (together with the accompanying base prospectus, the “Prospectus”).

In the rights offering, Federal-Mogul is offering an aggregate of 19,011,407 shares of Common Stock, as described in the Prospectus.

The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on March 23, 2015, unless Federal-Mogul extends the offering period (the “Expiration Date”).

As described in the Prospectus, each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. Each Right gives the holder thereof the opportunity to purchase 0.126718 shares of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $13.15 per whole share (the “Subscription Price”). As an example, if a holder owned 1,000 shares of Federal-Mogul Common Stock on the Record Date, such holder would receive 1,000 Rights that would entitle the holder to purchase 126 shares of Common Stock (126.718 rounded down to the nearest whole share of Common Stock) at the Subscription Price.

If you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase additional shares of Common Stock that other stockholders do not purchase through the exercise of their Basic Subscription Privilege (such shares, the “Unsubscribed Shares”) through the exercise an over-subscription privilege (such shares, determined taking into account the limitation described in the remainder of this paragraph, the “Over-Subscription Privilege”). The Over-Subscription Privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their Over-Subscription Privilege and is limited to the maximum number of shares of Common Stock offered in this rights offering, less the number of shares of Common Stock purchased in the Basic Subscription Privilege. If sufficient shares of Common Stock are available, we will seek to honor each Rights holder’s over-subscription request in full. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the stockholders exercising the Over-Subscription Privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares of Common Stock than the stockholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares will be allocated among all other stockholders exercising the Over-Subscription Privilege on the same pro-rata basis described above. The proration process will be repeated until all shares of Common Stock have been allocated.

IEH FM Holdings LLC (“IEH”), which beneficially owns approximately 80.7% of our Common Stock before giving effect to the rights offering, has indicated its intent to subscribe for its pro rata share of the rights offering under its Basic Subscription Privilege as well as its willingness to over-subscribe for additional shares, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their Over-Subscription Privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the Basic Subscription Privilege or Over-Subscription Privilege.

You will be required to submit payment in full for all the shares you wish to purchase with your Basic Subscription Privilege and your Over-Subscription Privilege. Because Federal-Mogul will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no stockholders other than you have purchased any shares of Common Stock pursuant to the Basic Subscription Privilege and Over-Subscription Privilege. Fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share of Common Stock. Computershare Trust Company, N.A. (the “Subscription Agent”) will determine the over-subscription allocation based on the formula described above. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Federal-Mogul can provide no assurances that each Rights holder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Over-Subscription Privilege in full. Federal-Mogul will not be able to satisfy a Rights holder’s exercise of the Over-Subscription Privilege if the rights offering is subscribed in full, and Federal-Mogul will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privilege, subject to the limitations set forth above.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Over-Subscription Privilege is less than the amount the holder of Rights actually paid in connection with the exercise of the Over-Subscription Privilege, the Rights holder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Date, and the Rights holder’s excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

To the extent the amount the Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Rights holder pursuant to the Over-Subscription Privilege, such Rights holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—The Subscription Rights—Over-subscription Privilege” in the Prospectus.

The Rights are transferable during the course of the rights offering. If you purchase Rights in the open market or otherwise, and the rights offering is not completed, the purchase price paid for such Rights will not be returned to you.

Federal-Mogul is asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by Federal-Mogul or the Subscription Agent.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	Instructions as to the Use of Federal-Mogul Holdings Corporation Rights Certificates (including a Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on IRS Form W-9);

3.	A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee (including a Beneficial Owner Election Form), with an attached form of instruction; and

4.	Nominee Holder Certification

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Nominee Holder Certification and IRS Form W-9 or W-8, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Nominee Holder Certification with payment of the Subscription Price prior to the Expiration Date. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire. Neither Federal-Mogul nor the Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor is Federal-Mogul under any obligation to correct such forms or payment. Federal-Mogul has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. You bear the risk of delivery of all documents and payments, and neither Federal-Mogul nor the Subscription Agent have any responsibility for such deliveries.

Additional copies of the enclosed materials may be obtained from Federal-Mogul Investor Relations by calling (248) 354-3045. Any questions or requests for assistance concerning the rights offering should be directed to Federal-Mogul Investor Relations.

Very truly yours,

Federal-Mogul Holdings Corporation

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